Exhibit 99.1
DigitalOcean Names Matt Steinfort Chief Financial Officer
November 17, 2022 – New York – DigitalOcean Holdings, Inc. (NYSE:DOCN), the cloud for developers, startups and SMBs, today announced the appointment of Matt Steinfort as Chief Financial Officer (CFO) beginning in early January 2023.
“We are excited to have Matt join DigitalOcean’s executive team as CFO,” said Yancey Spruill, CEO of DigitalOcean. “His expertise in scaling and leading early-stage, as well as multi-billion dollar revenue businesses, is exactly the right fit for DigitalOcean as we scale towards $1+ billion revenue and 20%+ free cash margin targets in the coming years. Matt’s leadership, combined with his strategic planning and capital markets’ experience, and his shared passion for joining our values-based organization will make him a tremendous partner to me, our leadership team, our board, and our investors on the journey ahead.”
Steinfort comes to DigitalOcean from Zayo, a global communications infrastructure platform with $2.6 billion in revenue in 2019, their last year as a public company. There he held the role of Chief Financial Officer and oversaw all financial operations, strategy and M&A beginning in 2017. Before joining Zayo, Steinfort founded Envysion, a video intelligence SaaS company, where he also served as President and CEO. He has also held leadership roles at ICG Communications, Level 3 Communications, Bain & Company, and Cambridge Technology Partners.
“I am honored to join the DigitalOcean team,” said Steinfort. “DigitalOcean has a tremendous market opportunity in front of it and already has an incredible reputation both for its technology and platform, and for its strong revenue growth and free cash flow performance. I look forward to working closely with Yancey, Bill, and the rest of the executive team as we continue to serve global small businesses and march toward the goal of $1B in revenue by 2024.”
Current CFO, Bill Sorenson, announced his retirement in August. Sorenson, who joined the company with CEO, Yancey Spruill, in 2019 and led the company through its successful IPO in March of 2021, will remain part of the DigitalOcean team as an executive advisor through the summer of 2023 to ensure a smooth and seamless transition.
“It’s been a true privilege to work alongside the incredible people at DigitalOcean,” said Sorenson. “Leading the company to becoming cash flow positive and through a very successful IPO with Yancey and the rest of the executive team has been the highlight of my career. I am grateful to have had this opportunity and for my finance team, who played a key role in our accomplishments. I have no doubt that the company is in great hands with Matt, and I look forward to working with him to help ensure the company’s continued growth and success.”
About DigitalOcean
DigitalOcean simplifies cloud computing so builders can spend more time creating software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers, startups and small and medium-sized businesses (SMBs) rapidly build, deploy and scale applications to accelerate innovation and increase productivity and agility. DigitalOcean combines the power of simplicity, community, open source and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth. For more information, visit digitalocean.com or follow @digitalocean on Twitter.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “enable,” “expect,” “will,” “believe,” “continue” and other similar terms and phrases. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including those factors contained in the “Risk Factors” section of our SEC filings. It is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur.
Media Contact
Spencer Anopol
press@digitalocean.com
Investor Contact
Rob Bradley
investors@digitalocean.com